UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

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TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	001-42591	45-5540446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit 1109, Lippo Sun Plaza, 28 Canton Road,

Tsim Sha Tsui, Kowloon, Hong Kong 999077

(Address of Principal Executive Office) (Zip Code)

852-266-21800

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CIIT	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On August 21, 2026 Tianci Group Holding Limited (“Tianci Group”), a wholly owned subsidiary of Tianci International, Inc., entered into an Equipment Procurement Agreement dated that date (the “Agreement”) with McQueen Tech Co., Limited, an entity located in Hong Kong (“McQueen”). The Agreement provides for the sale by McQueen to Tianci Group US$500,000 of Model S21 XP cryptocurrency mining equipment manufactured by Bitmain. The Agreement further states that, without additional consideration, McQueen will assist Tianci Group in identifying suitable machine hosting locations and will provide advisory services for deployment and operation of the equipment.

The Agreement provides that, on or before August 31, 2026, Tianci Group will pay US$250,000 to a bank account designated by McQueen, and that Tianci Group will pay the remaining portion of the purchase price upon its completion of inspection of the delivered equipment.

The Agreement states that Tianci Group plans to enter the cryptocurrency mining business to facilitate the settlement of mining trade operations carried on by Tianci International, Inc. and its subsidiaries.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Equipment Procurement Agreement between Tianci Group Holding Limited and McQueen Tech Co., Limited dated August 21, 2026 (translation)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tianci International, Inc.

Date: August 24, 2026	By:	/s/ Shufang Gao Shufang Gao, CEO

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